                                BROWN & WOOD LLP
                             ONE WORLD TRADE CENTER
                            NEW YORK, NEW YORK 10048
                            TELEPHONE: (212) 839-5300
                            FACSIMILE: (212) 839-5599




                                                      July 27, 1999




VIA ELECTRONIC FILING
Securities and Exchange Commission
450 Fifth Street, N.W.
Judiciary Plaza
Washington, D.C. 20549

Attention:  Division of Investment Management

        Re:   CMA North Carolina Municipal Money Fund
              of CMA Multi-State Municipal Series Trust
              Post-Effective Amendment No. 11 to
              Registration Statement on Form N-1A
              (File Nos. 33-38780 and 811-5011)
              --------------------------------------

Ladies and Gentlemen:

      We have assisted CMA North Carolina Municipal Money Fund of CMA Multi-State Municipal Series Trust in the preparation of the above-captioned Post-Effective Amendment. Pursuant to Rule 485(b)(4) under the Securities Act of 1933, we hereby represent to the Securities and Exchange Commission that, to our knowledge, such Post-Effective Amendment does not contain disclosure which would render it ineligible to become effective pursuant to paragraph (b) of Rule 485.

                                                     Very truly yours,

                                                     /s/ Brown & Wood LLP